                                                                    Exhibit 23.1
                                                                    ------------

                        CONSENT OF INDEPENDENT AUDITORS
                        -------------------------------



The Board of Directors
The Rouse Company


     We consent to the incorporation by reference in the Registration Statements of The Rouse Company on Form S-3 (File Nos. 2-78898, 2-95596, 33-52458, 33-57707
and 333-67137), Form S-8 (File Nos. 2-83612, 33-56231, 33-56233, 33-56235 and
333-32277) and Form S-4 (File No. 333-01693) of our report dated February 22, 2001, relating to the consolidated balance sheets of The Rouse Company and subsidiaries as of December 31, 2000 and 1999 and the related consolidated statements of operations and comprehensive income, changes in shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 2000, and related schedules, which report appears in the December 31, 2000 Annual Report on Form 10-K of The Rouse Company.


                                    KPMG LLP

Baltimore Maryland
March 30, 2001